EXHIBIT 99.1

OXiGENE In-Licenses Rights to Promising Program for Neuroendocrine Tumors

Potential to Expand Commercial Opportunity and Intellectual Property Protection for ZYBRESTAT(R)

SOUTH SAN FRANCISCO, Calif., June 21, 2012 (GLOBE NEWSWIRE) -- OXiGENE, Inc. (Nasdaq:OXGN), a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer, announced the establishment of an exclusive, worldwide licensing agreement with Angiogene Pharmaceuticals Ltd., a U.K.-based drug development company, for data, development plans, know-how, patents and other intellectual property rights relative to their vascular disrupting agent (VDA) program for neuroendocrine cancers, focused specifically on carcinoid syndrome. OXiGENE plans to leverage these assets for the development and potential commercialization of ZYBRESTAT to treat carcinoid syndrome associated with metastatic carcinoid and neuroendocrine tumors, which represents a large and growing market opportunity with significant unmet medical need.

Combined with OXiGENE's previous research and development work in this indication, the Company believes that these in-licensed assets provide a compelling therapeutic rationale to conduct a Phase 2 clinical study in persistent carcinoid syndrome, potentially to be followed by advancing to a registration clinical program.

"According to the American Cancer Society, there are approximately 5,000 new carcinoid tumors diagnosed in the US each year. An additional 3,000 neuroendocrine tumors (NETs) are diagnosed annually. Assuming similar incidence rates, this translates to 16,000 new cases of carcinoid and NETs annually in the combined markets of Europe and Japan. Although the underlying cause is unclear, there is a strong consensus that the incidence of carcinoid tumors is increasing. In-licensing these intellectual property and other assets from Angiogene is strategically important for OXiGENE, providing the potential to significantly expand the commercial opportunity and patent protection for ZYBRESTAT," said Peter Langecker, M.D., PhD., OXiGENE's Chief Executive Officer. "OXiGENE has contemplated developing ZYBRESTAT in carcinoid syndrome for some time, given the compelling scientific basis for using a VDA to disrupt blood flow to induce tumor necrosis and reduce production of well-validated biologic mediators, such as serotonin, which are associated with the most severe, debilitating symptoms of this disease."

Added Dr. Langecker: "Embolization is a well-established method for the treatment of carcinoid tumors, but it is limited to those tumors that have readily accessible blood vessels. The use of a systemic treatment with a VDA to achieve a comparable effect on more disseminated tumors, especially outside the gut or the liver, may open up new treatment paradigms for carcinoid patients. The preclinical data acquired with this license demonstrate that administration of a VDA to a rat suffering from a hormone-producing neuroendocrine tumor can lead to lower circulating hormone levels. Neuroendocrine tumors, including carcinoid, are increasing in incidence more rapidly than other cancers, but treatment, including, drugs, surgery, or embolization techniques, are not successful for all patients or may provide only temporary relief. The medical need for additional therapeutic options for patients and doctors remains open, and we believe this provides an excellent opportunity for OXiGENE to utilize its technology and experience in developing drugs in the VDA arena for the benefit of those patients."

Carcinoid Syndrome and VDAs

Carcinoid syndrome is rare and is caused by carcinoid tumors—small, malignant or benign tumors that most commonly arise in the submucosa of the gastrointestinal tract. Carcinoid syndrome is the set of symptoms that may occur in patients who have carcinoid tumors. The syndrome occurs when carcinoid tumors overproduce substances such as serotonin that normally circulate throughout the body. The serotonin produced by the carcinoid tumor is further metabolized to the most important serotonin metabolite, 5-HIAA (5-hydroxyindoleacetic acid).

This overproduction of serotonin and other hormones causes the symptoms of carcinoid syndrome, which include episodic flushing, diarrhea, wheezing, and potentially, the eventual development of carcinoid heart disease. Carcinoid tumors often do not produce noticeable symptoms until they spread to the liver.

Patients with a carcinoid primary tumor, particularly a mid-gut primary tumor that has metastasised to the liver, have raised levels of tumor-derived hormones and mediators, which impact morbidity and survival. Many patients develop overt and debilitating symptoms from the mediator release, referred to as carcinoid syndrome. Longer-term consequences of such mediator release are life threatening. Carcinoid tumors have been described as being largely resistant to chemotherapy. Apart from surgery or direct embolization, the only effective treatment is chronic administration of somatostatin analogues, which, while having little impact on tumor growth, reduce the hormonal burden and relieve symptoms. The U.S. Food and Drug Administration (FDA) has approved the usage of a salt form of this peptide, octreotide acetate (Sandostatin®), as an injectable depot formulation for the treatment of acromegaly, diarrhea and flushing episodes associated with carcinoid syndrome, and diarrhea in patients with vasoactive intestinal peptide-secreting tumors (VIPomas).

While the majority of patients initially respond to somatostatin analogue therapy with reduced levels of serotonin, many of these patients subsequently develop resistance to these treatments, leading to a resurgence of symptoms, and leaving few further treatment options.

The Company believes that metastatic carcinoid and metastatic neuroendocrine tumors are particularly well suited for treatment with VDAs since disruption of blood flow to liver metastases using localised invasive techniques has been observed to have immediate and clinically significant patient benefit by reducing the size or eliminating completely the serotonin-producing tumors and thus addressing the symptoms of carcinoid syndrome. It is possible that ZYBRESTAT may be shown to provide clinical benefit in reducing circulating levels of serotonin or 5-HIAA, either by itself or in conjunction with drugs like Sandostatin®. If successful in subsequent clinical testing, ZYBRESTAT may prove to be more effective with the possibility of a beneficial effect on the course of the disease rather than just the symptoms.

About OXiGENE

OXiGENE is a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer. The Company's major focus is developing vascular disrupting agents (VDAs) that selectively disrupt abnormal blood vessels associated with solid tumor progression. OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and life-enhancing medicines to patients.

The OXiGENE, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4969

Safe Harbor Statement

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this press release, which include the timing of advancement, outcomes, and regulatory guidance relative to our clinical programs, achievement of our business and financing objectives, and the outcome of any clinical development of ZYBRESTAT for the treatment of carcinoid syndrome and neuroendocrine cancers, may turn out to be wrong. Forward-looking statements can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to, the inherent risks of drug development and regulatory review, and the availability of additional financing to continue development of our programs.

Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in OXiGENE's reports to the Securities and Exchange Commission, including OXiGENE's reports on Form 10-K, 10-Q and 8-K. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

CONTACT: Investor and Media Contact:
         ir@oxigene.com
         650-635-7000